DR PEPPER SNAPPLE GROUP, INC.

NONEMPLOYEE DIRECTOR DEFERRAL PLAN

EFFECTIVE SEPTEMBER 18, 2013

1.   Purpose of the Plan

1.1           Purpose and Establishment of the Plan.  The purpose of the Plan is to establish the terms and conditions pursuant to which Nonemployee Directors of the Company may defer the payment of Director’s Fees.  The Plan shall be an unfunded nonqualified deferred compensation plan within the meaning of Section 409A the Code.  The Plan does not cover employees and is therefore not subject to the Employee Retirement Income Security Act of 1974, as amended. This Plan is established under the Company’s Omnibus Plan. Any stock units recorded in a Participant’s account and any shares of Common Stock to be delivered pursuant to this Plan shall be issued under the Omnibus Plan. Unless otherwise provided, all defined terms used herein shall have the meaning ascribed to them in the Omnibus Plan. This Plan hereby incorporates by reference thereto the terms of the Omnibus Plan. If the terms of this Plan conflict with the terms of the Omnibus Plan, the terms of the Omnibus Plan shall control.

1.2           Effective Date and Duration of the Plan.  The effective date of this Plan is September 18, 2013. As it relates to the right to defer the payment of Director’s Fees, the Plan will terminate upon the termination of the Omnibus Plan and, subject to Section 6.2, the Plan may be terminated prior to such time by action of the Board. Notwithstanding the foregoing, the termination of this Plan shall not adversely affect a Nonemployee Director’s rights with respect to Director’s Fees already earned but not yet paid in Common Stock.

2.   Definitions

2.1           Beneficiary.  “Beneficiary” means the individual, trust or other entity designated by the Participant to receive any benefits to be distributed under the Plan after the Participant’s death.  A Participant may designate more than one Beneficiary with specification of the percentage of any benefits to be paid to each designated Beneficiary.  A Participant may designate or change a Beneficiary by filing a signed designation with the Company in a form approved by the Company.  If a designation has not been properly completed and filed with the Company or is ineffective for any other reason, the Beneficiary shall be the Participant’s surviving spouse.

2.2           Change in Control.  A “Change in Control shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:
(a) any “person” or group (as defined in Section 3(a)(9) of the Exchange Act, and as modified in Section 13(d) and 14(d) of the Exchange Act), together with their affiliates and associates (both as defined in Rule 12b-2 under the Securities Exchange Act of 1934) other than (i) the Company or any of its subsidiaries, (ii) any employee benefit plan of the Company or any of its subsidiaries, or the trustee or other fiduciary holding securities under any such employee benefit plan, (iii) a company owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company or (iv) an underwriter temporarily holding securities pursuant to an offering of such securities (a “Person”), becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of more than 30% of combined voting power of the voting securities of the Company then outstanding; or
(b) if during any twelve-month period, individuals who constitute the Board at the beginning of such twelve-month period (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this definition of Change in Control, any individual becoming a director subsequent to such period, whose appointment or election to the Board was approved by a vote of at least two-thirds (2/3) of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an election contest with respect to the election or removal of directors or other solicitation of proxies or consents by or on behalf of a person other than the Board; or
(c)    the consummation of any merger, reorganization, business combination or consolidation of the Company or one of its subsidiaries (a “Business Combination”) with or into any other entity, other than a merger, reorganization, business combination or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding securities which represent immediately after such merger, reorganization, business combination or consolidation more than a majority of the combined voting power of the voting securities of the Company or the surviving company or the parent of such surviving company; or

(d)
the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition if the holders of the voting securities of the Company outstanding immediately prior thereto hold securities immediately thereafter which represent more than a majority of the combined voting power of the voting securities of the acquirer, or parent of the acquirer, of such assets; or

(e)    the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.
Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Common Stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.
2.3     Director’s Fees.  “Director’s Fees” means any compensation payable by the Company in the form of cash (including retainer fees) to a Nonemployee Director for service as a Nonemployee Director on the Board or any committee of the Board as may be approved from time to time by the

Board, excluding expense allowances, reimbursements and insurance premiums paid to or on behalf of such Nonemployee Directors.

2.4         Omnibus Plan. “Omnibus Plan” means the Dr Pepper Snapple Group, Inc. Omnibus Stock Incentive Plan of 2009, as amended.

2.5     Participant.  “Participant” means any Nonemployee Director who elects to participate in the Plan.

2.6         Plan.  “Plan” means this Dr Pepper Snapple Group, Inc. Nonemployee Director Deferral Plan.

2.7         Plan Year.  “Plan Year” means the 12-month period beginning each January 1, with the first Plan Year to commence on January 1, 2014.

3.   Administration

3.1           Power and Authority.  The Committee shall administer the Plan and shall have full power and authority to interpret the provisions of the Plan and to supervise the administration of the Plan.  All determinations, interpretations and selections made by the Committee regarding the Plan shall be final and conclusive. Notwithstanding the foregoing, no Participant who is a member of the Committee may decide, determine or act on any matter that solely affects such Participant’s benefit under the Plan.

3.2           Delegation of Powers; Employment of Advisers.  The Committee may delegate to any person or entity such duties and powers, both administrative and discretionary, as it deems appropriate, except for such duties that may not be delegated by law or regulation.  In administering the Plan, the Committee may employ attorneys, consultants, accountants or other persons, and the Company and the Committee shall be entitled to rely upon the advice or opinions of any such persons.

4.   Election to Defer Receipt of Director’s Fees and to Receive Director’s Fees in the Form of Common Stock

4.1           Election.  A Nonemployee Director may elect to defer receipt of all or any portion of any Director’s Fees to be paid in cash for services rendered in a Plan Year by giving written notice of such election to the Company (a “Deferral Election”) on or prior to December 31 of the calendar year preceding the applicable Plan Year. A Nonemployee Director who commences service on the Board on or subsequent to January 1 of a calendar year may make a prospective Deferral Election during the 30-day period immediately following the commencement of his or her directorship; provided however, that such Deferral Election shall apply only with respect to Director Fees paid for services to be performed in fiscal quarters subsequent to the Deferral Election. A Deferral Election, once made, shall be irrevocable for the Plan Year with respect to which it is made and shall remain in effect for future Plan Years unless revoked or modified on or prior to December 31 of the calendar year preceding the Plan Year in which such revocation or modification shall take effect and in accordance with the provisions hereof.

4.2           Revocation or Modification of Election.  Except as provided in Section 4.8, a Deferral Election may be revoked or modified only by a subsequent election. Such an election shall be effective with respect to Director’s Fees payable for services commencing with the next Plan Year following the date of the election.

4.3           Establishment of Deferred Stock Unit Account.  At the beginning of each Plan Year, all Director’s Fees that a Participant has elected to defer pursuant to this Section 4 shall be evidenced by book entry recordation of stock units (“Stock Units”) either in the Participant’s account at Morgan Stanley Smith Barney or in a bookkeeping reserve account maintained by the Company (in either case, the “Account”). The number of Stock Units recorded in a Participant’s Account shall be determined by dividing the amount of Director’s Fees to be deferred during the Plan Year by the Fair Market Value of the Common Stock at the close of the first full market trading day of the Plan Year, and shall include fractions of a Stock Unit.  All Stock Units recorded in a Participant’s Account pursuant to the Plan shall at all times be fully vested and non-forfeitable.

4.4           Payment of Deferred Restricted Stock Unit Account.

(a)           Except as otherwise provided in Sections 5.1 and 5.2 below, Stock Units recorded in a Participant’s Account shall be payable in a single distribution within thirty (30) days (unless otherwise indicated) after a Participant’s Separation from Service; provided however, that if a Nonemployee Director is also providing services to the Company as an independent contractor, his or her Stock Units cannot be paid until he or she has separated from service both as a Nonemployee Director and as an independent contractor. If a distribution is made as a result of a Separation from Service and the individual is a “specified employee” as defined under Section 409A of the Code on the date of such Separation from Service, the distribution shall be delayed until the date that is six months and two days after Separation from Service, or if earlier, upon his or her death.

(b)           Stock Units shall be payable in a number of shares of Common Stock equal to the number of Stock Units in the Account and such shares will be issued in non-certificated form in the Participant’s Account or to a brokerage account designated by the Participant.  The amount of any fractional shares shall be paid in cash.

4.5           Unfunded Nature of Accounts.  The Plan shall be unfunded with respect to the Company’s obligation to pay any amount of Stock Units in any Account, and a Participant’s rights to receive any payment of cash or shares of Common Stock for Stock Units in any Account shall be no greater than the rights of an unsecured general creditor of the Company.

4.6           Designation of Beneficiary.  A Nonemployee Director may designate a Beneficiary or Beneficiaries to receive any distributions under the Plan upon his or her death.

4.7           Dividends.  In the event a cash dividend is declared with respect to the Common Stock, the Account of each Participant shall receive a Dividend Equivalent Payment of additional Stock Units, determined by first calculating the product of (a) the cash dividend payable with respect to each share of Common Stock and (b) the total number of Stock Units credited to the Account as of the record date for such dividend; and second, by dividing such product by the Fair Market Value of the Common Stock on the payment date for such dividend.

5. Distribution upon Change in Control or upon Death of a Participant

5.1           Distribution upon Change in Control.  Notwithstanding anything in the Plan to the contrary (including Section 4.4 above), in the event of a Change in Control, all Stock Units credited to an Account for a Participant shall be payable within thirty (30) days of the date of the occurrence of a Change in Control to such Participant in the form of shares of Common Stock equal in number to the Stock Units held as of the date of the Change in Control.  In the event that the Change in Control shall have resulted in the payment of cash, securities or other consideration for outstanding shares of Common Stock, then the Participants shall be entitled to receive the amount of such cash, securities or other consideration as would have been payable in connection with such Change in Control in respect of the shares of Common Stock otherwise payable to the Participants hereunder.  The amount of any fractional shares shall be paid in cash. Notwithstanding the foregoing, a Change in Control shall only be deemed to have occurred for purposes of benefits becoming payable under this Section 5.1 to the extent such Change in Control qualifies as a permissible distribution event within the meaning of Section 409A of the Code.

5.2           Distribution upon Death of a Participant.  Notwithstanding anything in the Plan to the contrary (including Section 4.4 above), in the event of the death of a Participant, all Stock Units credited to an Account for the deceased Participant shall be payable within thirty (30) days of the date of the Participant’s death to the Participant’s Beneficiary or Beneficiaries in the form of shares of Common Stock equal in number to the Stock Units held in the deceased Participant’s Account as of the date of the Participant’s death.  If there is no Beneficiary, as that term is defined under this Plan, the remaining benefits shall be distributed to the Participant’s estate.  The amount of any fractional shares shall be paid in cash.

6.   General Provisions

6.1            Amendment; Termination.  The Board may at any time amend or terminate the Plan to the extent permitted by law. However, no such action may adversely affect a Nonemployee Director’s rights with respect to Director’s Fees already earned but not yet paid in Common Stock without the Nonemployee Director’s written consent.

6.3           Rights Not Assignable.  Except for designation of a Beneficiary, Participants’ Accounts or other rights under the Plan shall not be subject to assignment, conveyance, transfer, anticipation, pledge, alienation, sale, encumbrance or charge, whether voluntary or involuntary, by the Participant or any Beneficiary of the Participant.  An interest in an Account or the amount represented thereby shall not provide collateral or security for a debt of a Participant or Beneficiary or be subject to garnishment, execution, assignment, levy or to another form of judicial or administrative process or to the claim of a creditor of a Participant or Beneficiary, through legal process or otherwise.  Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or to otherwise dispose of benefits, before actual receipt of the benefits, or a right to receive benefits, shall be void and shall not be recognized.

6.4           Unsecured Creditor Status.  A Participant shall be an unsecured general creditor of the Company as to the distribution of any benefits under the Plan.  The right of any Participant or Beneficiary to receive any distribution under the Plan shall be no greater than the right of any other general, unsecured creditor of the Company.

6.5           No Trust or Fiduciary Relationship.  Nothing contained in the Plan shall be deemed to create a trust or fiduciary relationship of any kind for the benefit of any Participant or Beneficiary.

6.6           Rights as a Stockholder.  A Participant will have no rights as a stockholder unless and until shares of Common Stock are issued hereunder and the Participant becomes the holder of record of such shares.

6.7           Disputes.  The Committee shall be the final arbiter of any dispute related to any matter under the Plan.  If the Participant involved in a dispute is a member of the Committee, such Participant shall not participate in the Committee’s deliberations or decision related to the dispute.  The determination by the Committee with respect to any such dispute shall be final and binding on all parties.

6.9           Self-Employment Taxes.  To the extent that amounts distributed or deferred under the Plan are deemed to be net earnings from self-employment, each Participant shall be responsible for any taxes payable under federal, state or local law.

6.13     Section 409A.  The Plan is intended to comply with the requirements of section 409A of the Code, and shall in all respects be administered in accordance with section 409A.  Notwithstanding anything in the Plan to the contrary, distributions may only be made under the Plan upon an event and in a manner permitted by section 409A of the Code, and all payments to be made upon termination of service under this Plan may only be made upon a “separation from service” under section 409A of the Code.